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               WWEXCHANGE NETWORK SERVICES AGREEMENT BY & BETWEEN
                     TELTRAN INTERNATIONAL, INC. & ITXC CORP


      THIS WWEXCHANGE NETWORK SERVICES ORIGINATION/TERMINATION AGREEMENT (the "Agreement") is made and entered into as of this day of , 1999 (the "Effective Date"), by and between ITXC CORP, a Delaware corporation, with a principal office at 600 College Road East, Princeton, New Jersey 08540 ("ITXC") and Teltran International, Inc., a Delaware corporation with a principal office at One Penn Plaza, Suite 4632, New York, NY 10119 ("Carrier" or "Teltran")).

      The Carrier and ITXC (hereinafter individually referred to as "Party" and jointly as "Parties") agree to provide to and purchase from each other Internet telephony and/or telecommunication services, further described in Section 1.1 of this Agreement, hereinafter referred to as the "Services".

      IN CONSIDERATION of the premises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree hereto as follows:

   1.  Termination Services to be provided

   1.1 Each Party will arrange for and be responsible for its costs associated with terminating Internet telephony or Public Switched Telephone Network ("PSTN") calls from Internet Telephony and/or PSTN networks to be terminated through the PSTN 24 hours a day, 7 days a week, in the locations and at the rates listed in Attachment 1 or as may be amended from time to time as the Parties may mutually agree. Each Party is solely responsible for and will provide its customers/subscribers originating calls that terminate on the other Party s equipment with all the necessary support as hereinafter more specifically set forth.

   1.2 Each Party or its customers will be entirely responsible for providing all end-user or caller related services for each Party's own customers, including but not limited to authentication, authorization of customers, marketing, sales, distribution, billing, collections, customer care, and technical support, solely for its own originated traffic (hereinafter referred to as Subscriber Services).

   1.3 Each party will provide English-speaking technical support staff 24 hours a day, 7 days a week.

   2.  Routing

   Each Party reserves the right to route calls which it originates at its sole discretion and/or use supplemental or alternative means of termination, including without limitation the use of the PSTN.

3. Charges, Billing and Payment

   3.1 Termination charges applicable to the Services between the Carrier and ITXC shall be set out in Attachment 1 to the Agreement. The service areas and the rates listed in Attachment 1 are subject to change by either Party with five
(5) days written notice to the other Party. All rates exclude termination to Special Service Numbers (i.e. Audiotext, 900 equivalent, Caller pay cellular where the caller charge exceeds standard in-country termination rates and any other premium charge calls.), unless explicitly priced otherwise.

   3.2 Once a month, each Party shall provide the other with an invoice that includes, at a minimum, the following information: total number of calls, total duration of calls, the country and city (if applicable) of termination; the price per minute per country of termination and a statement setting forth the total charges for the service month.

   3.3 Unless otherwise noted herein, calls will be billed in six second increments with a 30 second initial increment, except Mexico which shall be in 60 second increments. Any process for the rounding of charges shall be equally applied by the Parties.

   3.4 Each Party shall provide to the other a monthly invoice as soon as practicable after the close of the service month to which the invoice relates but in no event later than 30 days after the close of the month in which the traffic

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listed on the invoice was delivered, unless otherwise mutually agreed to by the
Parties in writing. Net settlement of invoices shall occur, such that the outstanding balance due from one Party shall be offset by the balance due from the other Party. Each Party shall pay to the other all amounts shown on an invoice, after taking into account the net settlement procedure described above, within seven business days of its receipt of such invoice. Both Parties agree to weekly, bi-monthly or every other week invoicing should it become necessary due to the specifics of termination to a certain country. In instances where monthly invoicing is not done, the invoicing and payment terms shall be negotiated separately and added to this Agreement as an addendum.

   3.5 A monthly invoice shall be deemed to have been accepted by a Party if either Party does not object in writing within 60 days receipt following the date of the invoice. If an objection is made, the Parties shall use commercially reasonable good faith efforts to resolve the dispute promptly. Neither Party may withhold payment of a disputed amount and such disputed amounts shall be paid initially. Failure to pay the disputed amount as required herein, may result in the suspension of Services after a five day written notice period, and is a material breach of this Agreement.

   3.6 All monetary references in this Agreement are denominated in U.S. dollars and all financial transactions under this Agreement must be settled in U.S. dollars.

   3.7 Call Detail Records (CDRs) of the terminating Party shall be the basis for billing. In the event of a billing dispute between the Parties the originating and terminating CDRs of both Parties shall be considered, using mutually acceptable and industry standard practices for CDR comparison and reconciliation.

4. Technical and Operational Matters

   4.1 Each Party will install, at its expense, all equipment within its own network reasonably necessary to provide the Services in the locations in which it is terminating calls as indicated in Attachment 1. The Parties will agree on a detailed schedule for testing, and trials of Internet Telephony Services and to use commercially diligent efforts to achieve deployment in a timely fashion.

   4.2 In the event of interruption of or natural degradation of the quality of the Service, for purposes of a pre-service trial or otherwise, the Parties shall use commercially reasonable efforts to restore the normal operation of the Service with the least possible delay.

5. Branding; Publicity

The Parties agree to announce their deployment of commercial Internet Telephony services and issue a press release to this effect within 15 days of execution of this Agreement. The exact nature and content of this publicity shall be mutually agreed upon by the Parties. Neither Party shall use the other Party s trademark either on or in connection with the Services, Subscriber Services or otherwise without the prior written consent of the other Party. The Parties agree that no public statements or announcements relating to this Agreement, the Services, Subscriber Services or their relationship shall be made by either Party without the prior written consent of the other Party.

6. Term and Termination

This Agreement is effective for an initial term beginning on the Effective Date and ending May 19, 2002, unless earlier terminated as provided herein. Thereafter, this Agreement shall remain in effect from year to year unless and until terminated by either Party by providing a written notice of cancellation not less than 60 days prior to the intended cancellation date or as otherwise provided herein. Notwithstanding the foregoing, either Party may terminate this Agreement with 60 days prior written notice to the other Party.

Either Party may terminate this Agreement without any further liability to the other Party, if such Party fails to (a) pay any fee or amount due under this Agreement within 15 days of the due date of such fee or amount, or (b) perform any other agreement under this Agreement, and such failure continues uncured for a period of 30 days after the date of written notice identifying the breach to the non-performing Party. Except where otherwise

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specifically noted, either Party may suspend Services immediately if it reasonably suspects fraud or the threat of damage to its network by the other Party [or its customers].

   7.  Representations and Warranties

   Each Party represents and warrants to the other: (a) it has all requisite legal power and authority to execute and deliver this Agreement and perform its obligations hereunder; and (b) no consent, approval, order or authorization of, and/or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, other than those which have already been obtained, are required in connection with the execution, delivery or performance of this Agreement.

8. Indemnification, Limitation of Liability and No Warranty

Each Party shall defend, indemnify and hold the other party and its directors, officers, employees, agents and sub-contractors harmless from and against, any and all suits, actions and proceedings, claims, liabilities, losses, damages costs and expenses, arising directly or indirectly in connection with a violation of law, regulation or order or the breach by it of any of its obligations or representations hereunder, except to the extent such loss, damage, cost or expense is due to any gross negligence or willful misconduct of the Party seeking indemnification hereunder, or its directors, officers, employees, agents or sub-contractors.

Unless caused or contributed to by such Party's gross negligence or willful misconduct, neither Party shall be liable to the other for any special, indirect, incidental, consequential, or exemplary damages, including without limitation, loss of revenue, profits, customers, clients or goodwill arising in any manner from this Agreement and the performance or non-performance of business hereunder. The liability of either Party with respect to the installation, provision, termination, maintenance, repair, interruption, or restoration, of any Services shall not exceed an amount equal to the charge applicable under this Agreement to the period during which services were affected.

Each Party undertakes no liability whatever whether in contract, tort (including liability for negligence) or otherwise for the acts or omissions of other providers of telecommunication service or equipment or for faults in or failures of such provider's service and/or equipment.

Each Party acknowledges that it is technically impracticable to provide service free of faults and free of capacity limitations and the parties do not undertake to do so. Neither Party makes any warranty, express or implied, with respect to the Services. Each Party also makes no express or implied representations or endorsements regarding any merchandise, information, products or services provided by others or for any performance hereunder. The Services and associated pricing are provided on an as is and as available basis without warranties of any kind, express or implied, including but not limited to warranties of title and non-infringement.

9. Confidentiality

All information exchanged between the Parties under this Agreement or during the negotiations preceding this Agreement and relating either to the terms and conditions of this Agreement or any activities contemplated by this Agreement shall be confidential to them, their employees, their subsidiaries and legal advisers and shall not be disclosed to any third party not used for any purpose other than the performance of this Agreement without prior written consent of both Parties, except that such information may be disclosed if required by any government authority or regulatory body.

10. Assignment.

Neither Party may assign this Agreement, in whole or in part, without the prior written notification of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement and/or assign its rights and duties hereunder, in whole or in part, at any time and without the notification or consent, to any of its present or future parent, affiliate or subsidiary.

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   11.  Notices.

All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or one business day after delivery by international overnight courier service, if sent for next business day delivery, or by telecopier (FAX) transmission with sender s acknowledgment of transmission receipt, email with recipient's acknowledgement of transmission receipt, or five business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

ITXC                                  CARRIER
Attn: Legal Dept.                   Attn: Peter Biagioli_____________________
----                                Teltran International, Inc.
ITXC CORP                           One Penn Plaza, Suite 4632
600 College Road East               New York, NY 10119_________________________
Princeton, NJ 08540                 1.212.643.1600
Phone: +1 (609) 419-1500            1.212.643.1997_________________________
Fax: +1 (609) 419-1511

Billing Contacts:
Attn: Billing Dept.                 Attn: Jim Supple___________________
ITXC CORP                           same as above
600 College Road East
Princeton, NJ 08540
Phone: +1 (609) 419-1500
Fax: +1 (609) 419-1511


12. Taxes

   Each party is responsible for complying with and paying all taxes or surcharge assessed by government authorities with jurisdiction over its activities. Termination charges in Section 3.1 shall not be reduced by payer to reflect the effect of such taxes.

   13.  Applicable Law

   This Agreement and matters connected with the performance thereof will be construed, interpreted, applied and governed in all respects in accordance with the law of the State of New York, U.S.A. without regard to such jurisdiction's conflict of laws provisions.

   14.  Relationship of the Parties

   Each Party will conduct itself under this Agreement as an independent contractor and not as an agent, partner, joint venturer or employee of the other Party, and will not bind or attempt to bind the other Party to any contract. Nothing contained in this Agreement will be deemed to form a partnership or joint venture between the Parties.

   15.  No Third Party Rights

   This Agreement is not intended and will not be construed to create any rights or remedies in any parties other than ITXC and the Carrier and no person will assert any rights as a third party beneficiary hereunder.

   16.  Alternative Dispute Resolution.
   The Parties agree that they will make a good faith effort to reach an amicable resolution in the event of a dispute concerning this Agreement. However, if such an amicable resolution is not reached, the Parties agree that all disputes arising in connection with the Agreement shall be finally settled by arbitration under the American Arbitration Association rules and procedures. Arbitration shall be held in New York, New York, U.S.A. and shall be conducted in English.

   17.  Government or Other Regulation

   Each Party is independently responsible for ensuring that its activities (including the offering or providing of services or facilities) complies with applicable laws and government or other regulation, including regulation of common carrier telecommunications services and regulation of marketing activities. Each Party will cooperate with

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the other in defending any civil, criminal or other claim threatened or brought by any governmental agency or third party.

   18.  Strict Compliance.

      No failure of a Party to exercise any right or to insist upon strict compliance by the other Party with any obligation and no custom or practice of the Parties at variance with this Agreement shall constitute a waiver of the right of a party to demand exact compliance. Waiver by one Party of any particular default by the other Party shall not affect or impair a Party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of a Party to exercise any rights arising from such default affect or impair the rights of that Party as to such default or any subsequent default.

   19.  Entire Agreement.

      This Agreement constitutes the entire Agreement between the Parties and shall supersede all previous negotiations, commitments, representations and writings, written or oral. No custom, industry standard or course of dealing between the Parties shall in any way vary or alter the terms and conditions of this Agreement. This Agreement shall be deemed to have been drafted by both Parties and, in the event of a dispute shall not be construed against either Party. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such determination will not affect any other provision of this Agreement, but such provision or provision will be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or this Agreement.

   20.  Force Majeure.

      If the performance of this Agreement is interfered with by reason or any circumstances beyond the reasonable control of the Party affected including acts of God, fire, explosion, vandalism, fiber optic cable cut, storm, extreme temperatures or other similar catastrophes; any law, order, regulation, direction, action or request of any national government, including state, provincial and local governments having jurisdiction over either Party, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority; national emergencies, insurrections, riots, wars, or strikes, lock-outs, work stoppages or other labor difficulties; actions or inactions of a third party provider or operator of facilities employed in provision of the Services ("Force Majeure"), then the Party affected shall be excused from such performance on a day-to-day basis.

   21.    Authoritative Version.

      The English version of this Agreement shall be the authoritative version of this Agreement for all purposes. In the event of a conflict between the English version and any translation of this Agreement, the English version shall control.

   22.  Amendments.

      Any alteration or amendment to this Agreement or its exhibit(s), excluding rates, shall be effective only if presented in writing and signed by authorized representatives of both Parties (in the case of ITXC, only a Corporate Officer). Notwithstanding the foregoing, rates may be changed unilaterally by either Party in accordance with Section 3.1.

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   IN WITNESS WHEREOF, the Parties hereto have caused this WWeXchange Network
Services Agreement to be duly executed and delivered.

ITXC:                            CARRIER:
ITXC CORP.



By:                                    By:
   ------------------------------          ----------------------------


Name:                                  Name:   Byron R. Lerner
     ----------------------------                              -----------------
Title:                                 Title:  President & CEO
      ---------------------------                             ------------------
Date:                                  Date:
     ----------------------------           --------------------


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Exhibit 1: Terms and Conditions to WWEXCHANGE NETWORK SERVICES AGREEMENT BY &
BETWEEN TELTRAN INTERNATIONAL, INC. & ITXC CORP



1. ITXC agrees that from the date of execution of this Agreement and Addendum thereto until January 31, 2000, to provide termination rates to Teltran, which shall not exceed those listed in Exhibit 2. ITXC shall not raise rates unless its termination costs increase or are above those rates listed in Exhibit 2 or cost-competitive Internet telephony is interrupted or of insufficient quality or capacity such that these rates provided to Teltran become commercially unreasonable to ITXC.

2. This agreement shall include Teltran's wholly owned subsidiary, ChannelNET Ltd with offices at Enterprise House, 15 Whitworth Street West, Manchester M1 5WA, United Kingdom.

3. The Parties agree that their rights to provide Termination Services are non-exclusive and that either Party may enter into additional agreement with other parties such services.

4. ITXC agrees to install at its cost, (5) E-1 gateways in accordance with the terms and conditions of this Agreement.

5. The Parties agree that this Agreement is non-exclusive and that either Party may purchase or provide termination services to other parties.

6. Until such time as Teltran purchases its own switching equipment, ITXC agrees to use commercially reasonable efforts to provide weekly estimated usage reports to Teltran.










Exhibit 2: Termination rates

                                 (see attached)

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